                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No. 1)

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         NATIONAL WIRELESS HOLDINGS INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                           NATIONAL WIRELESS HOLDINGS INC.
                            249 Royal Palm Way, Suite 301
                              Palm Beach, Florida 33480

                                                                 March 23, 1998



To the Holders of Common Stock:

     The annual meeting of stockholders will be held at the Biscayne Bay Marriott, 1633 North Bayshore Drive, Miami, Florida 33132 at 11:00 a.m. (local time) on April 17, 1998. A formal Notice of the Annual Meeting, a proxy card and Proxy Statement are attached hereto.

     You are cordially invited to attend the annual meeting in person; if this should be impossible, we request that you sign, date, and mail your proxy card promptly.

     Prompt return of your voted proxy will reduce the cost of further mailings. You may revoke your voted proxy at any time prior to the meeting or vote in person if you attend the meeting.

     It is always a pleasure for me and the other members of the Board of Directors to meet with our stockholders. We look forward to greeting as many of you as possible at the meeting.

                                         Terrence S. Cassidy
                                         President and
                                         Chief Executive Officer

                          NATIONAL WIRELESS HOLDINGS INC.
                           249 Royal Palm Way, Suite 301
                             Palm Beach, Florida 33480

                             NOTICE OF ANNUAL MEETING

                                  April 17, 1998


To the Holders of Common Stock:

     NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders of National Wireless Holdings Inc. will be held at 11:00 a.m. (local time) at the Biscayne Bay Marriott Hotel, 1633 North Bayshore Drive, Miami, Florida 33132, on April 17, 1998, for the following purposes:

     (1)  To approve the 1997 Equity Incentive Plan;

     (2) To elect one (1) director of the Company to serve for a three-year term;

     (3) To ratify the appointment of Coopers & Lybrand L.L.P. as independent public accountants for the year 1998; and

     (4) To take action upon any other matters that may properly come before the meeting.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Company will admit to the Annual Meeting stockholders of record, persons holding proof of beneficial ownership or who have been granted proxies and any other person that the Company, in its sole discretion, may elect to admit. If you plan to attend the Annual Meeting, please check the appropriate box on your proxy card.

     Stockholders of record at the close of business on February 26, 1998 are entitled to notice of, and to vote at the Annual Meeting or any adjournment thereof. A list of such stockholders will be available at the Annual Meeting and during the ten days prior thereto, at the office of the Company's counsel, Hahn & Hessen LLP, 350 Fifth Avenue, in the City of New York, New York County, New York.



                                      By Order of the Board of Directors,



                                      James Kardon
                                      Secretary


New York, New York
March 23, 1998


     WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED PREPAID ENVELOPE.

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND, PLEASE DATE AND SIGN THE ENCLOSED PROXY. IF YOU DECIDE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                           NATIONAL WIRELESS HOLDINGS INC.
                            249 ROYAL PALM WAY, SUITE 301
                              PALM BEACH, FLORIDA 33480


                                   PROXY STATEMENT


     The enclosed proxy is being solicited by the Board of Directors of the Company for use in connection with the annual meeting of stockholders to be held on April 17, 1998. This proxy statement and enclosed proxy are first being sent to stockholders on or about March 23, 1998. The mailing address of the principal executive office of the Company is 249 Royal Palm Way, Suite 301, Palm Beach, Florida 33480. The cost of preparing, printing and mailing the notice of meeting, proxy, proxy statement and annual report will be borne by the Company. Proxy solicitation other than by use of the mail may be made by regular employees of the Company by telephone and personal solicitation. Banks, brokerage houses, custodians, nominees and fiduciaries are being requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies, and may be reimbursed for their out-of-pocket expenses incurred in that connection. Any stockholder giving the enclosed proxy has the right to revoke it at any time before it is voted. To revoke a proxy, the stockholder must file with the Secretary of the Company either a written revocation or a duly executed proxy bearing a later date. If you decide to attend the meeting, you may revoke your proxy and vote your shares in person.

     The record of stockholders entitled to notice of, and to vote at, the annual meeting was taken at the close of business on February 26, 1998. At that date the Company had outstanding 3,283,000 shares of Common Stock ($.01 par value) of the Company ("Common Stock"). Each share of Common Stock is entitled to one vote. No other class of securities is entitled to vote at this meeting.

     The Proxies given pursuant to this solicitation will be voted at the meeting or any adjournment thereof. Abstentions and broker non-votes are voted neither "for" nor "against," and have no effect on the vote, but are counted in the determination of a quorum.

                  AVAILABLE INFORMATION AND SOURCES OF INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). The reports, proxy statements and other information filed by the Company with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048, and Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also may be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Reports and other information concerning the Company can be inspected and copied at the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.

     Statements contained in this Proxy Statement or in any document incorporated by reference in this Proxy Statement as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed or incorporated by reference as an exhibit to the registration statement or such other document, each such statement being qualified in all respects by such reference.

     No persons have been authorized to give any information or to make any representation other than those contained in this Proxy Statement in connection with the solicitations of proxies made hereby and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any other person. The delivery of this Proxy Statement shall not under any circumstances create an implication that there has been no change in the affairs of the Company since the date hereof or that the information herein is correct as of any time subsequent to its date.

                SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table lists the number of shares of Common Stock beneficially owned by those known by the Company to own beneficially 5% or more of the Common Stock, all the directors, and the nominee for election as director, each executive officer listed in the table under the caption "Executive Compensation" and by all directors and executive officers of the Company as a group as of February 26, 1998. On February 26, 1998, there were 3,283,000 shares of Common Stock outstanding.


                                           Beneficial Ownership+
Name                                              Number              Percent
------------------------------------       ---------------------      -------
Terrence S. Cassidy                              495,666(1)            15.0%
     249 Royal Palm Way, Suite 301
     Palm Beach, Florida 33480

Michael J. Specchio                              334,666(2)            10.1%
     233 Garrard Drive
     Rantoul, Illinois 61866

Paul Sinderbrand                                  80,000                2.4%
     888 16th Street NW
     Washington, DC 20006

Peoples Choice TV Corp.                          300,000(3)             8.4%
     2 Corporate Drive, Suite 249
     Shelton, Connecticut 06484

Wellington Management
     Company LLP                                 322,000(4)             9.8%
     75 State Street
     Boston, Massachusetts 02109

Thomas R. DiBenedetto                             27,000(5)              *
     249 Royal Palm Way, Suite 301
     Palm Beach, Florida 33480

Louis B. Lloyd                                    10,000                 *
     156 W. 56th Street
     New York, New York 10019

Michael A. McManus, Jr.                           13,000                 *
     241-02 Northern Blvd
     Douglastown, New York 11362


                                          3

Timothy Mathews                                   40,140(6)             1.2%
     233 North Garrard
     Rantoul, Illinois 61866

Astoria Capital Partnners, L.P.                  233,000                7.1%
     735 Second Avenue
     San Francisco, California 94118

All officers and directors as a group          1,000,472(1)(2)(5)(6)
     (seven persons)                                                   29.8%

---------------
The number of shares beneficially owned is deemed to include shares of the Company's Common Stock as to which the beneficial owner has or shares either investment or voting power. Unless otherwise stated, and except for voting powers held jointly with a person's spouse, the persons and entities named in the table have voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. All information with respect to beneficial ownership is based on filings made by the respective beneficial owners with the "SEC" or information provided to the Company by such beneficial owners.

* Less than 1%.

(1) Includes 16,666 shares currently issuable upon exercise of an option and 50,000 shares owned by a family trust, of which Mr. Cassidy disclaims beneficial ownership of 25,000 shares.

(2) Includes 16,666 shares currently issuable upon exercise of an option and 50,000 shares owned by a family trust, of which Mr. Specchio disclaims beneficial ownership.

(3)  Includes 300,000 shares issuable pursuant to an option.

(4) Includes 88,000 shares which Wellington Management Company, LLP ("WMC") has shared power to vote or to direct the vote and 322,000 shares which WMC has shared dispositive power, each as reported on its most recent Schedule 13G. WMC is an investment adviser registered with the SEC under the Investment Advisers Act. As of January 31, 1998 WMC, in its capacity as investment adviser, may be deemed to have beneficial ownership of 322,000 shares of Common Stock that are owned by numerous investment advisory clients, none of which is known to have such interest with respect to more than five percent of the shares of Common Stock outstanding except Wellington Trust Company NA ("WTC"), a subsidiary of WMC. According to the Schedule 13G, WTC is a national bank organized under the laws of the United States and, as such, is exempt from registration as an investment adviser with the SEC pursuant to the Investment Advisers Act. As of January 31, 1998, WTC, in its capacity as investment adviser, may be deemed to have beneficial ownership of 140,000 shares of Common Stock that are owned by numerous investment advisory clients, none of which is known to have such interest with respect to more than five percent of the shares of Common Stock outstanding.

(5) Includes 9,000 shares owned by Boston International Partners, L.P. ("BIPLP"), of which Mr. DiBenedetto is General Partner and in which he has an approximate 56% partnership interest, and 9,000 shares owned by Boston International Partners, LP - II, ("BIPLP-II") which is managed by an affiliate of Mr. DiBenedetto and in which he has an approximate 7% partnership interest. Mr. DiBenedetto's children own an additional 5% of BIPLP, of which Mr. DiBenedetto disclaims beneficial ownership.

(6)  Includes 40,000 shares currently issuable upon the exercise of options.

Option Grants

     The following table sets forth certain information regarding stock option grants made to the Named Executive Officers during the fiscal year ended October 31, 1997.


                      Option Grants in Last Fiscal Year
                              Individual Grants

Name        Number of       Percent of     Exercise     Expiration   Potential Realizable
            Securities      Total          Price        Date         Value at Assumed
            Underlying      Options        per Share                 Annual Rates of
            Options         Granted to                               Stock Appreciation
            Granted(2)      Employees                                for Option Term (1)
                            in Fiscal
                            Year (2)                                 5%           10%


Terrence S.
Cassidy      50,000         50%            $17.05       7/14/02      $235,530     $520,460

Michael J.
Specchio    50,000          50%            $17.05       7/14/02      $235,530     $520,460


(1) The potential realizable value is calculated based on the terms of the option at its time of grant. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option.
     Potential realizable values are net of exercise price, but before taxes associated with exercise.

(2) Includes options to purchase shares that were granted subject to approval of the 1997 Equity Incentive Plan. See "Proposal 1 -- 1997 Equity Incentive Plan."

PROPOSAL 1

                              1997 Equity Incentive Plan

     The 1997 Equity Incentive Plan (the "1997 Equity Incentive Plan") was adopted by the Company on July 14, 1997, and the Board of Directors recommends a vote in favor thereof.

     The 1997 Equity Incentive Plan is designed to advance the Company's interests by enhancing its ability to attract and retain employees and others in a position to make significant contributions to the success of the Company through ownership of shares of Common Stock. The 1997 Equity Incentive Plan provides for the grant of incentive stock options ("ISOs"), non-statutory stock options ("NQSOs"), stock appreciation rights ("SARs"), restricted stock, unrestricted stock, deferred stock grants, and performance awards, loans to participants in connection with awards, supplemental grants and combinations of the above. A total of 200,000 shares of Common Stock are reserved for issuance under the 1997 Equity Incentive Plan. The maximum number of shares as to which options or SARs may be granted to any participant in any one calendar year is 100,000. The shares of Common Stock issuable under the 1997 Equity Incentive Plan are subject to adjustment for stock dividends and similar events. Awards under the 1997 Equity Incentive Plan may also include provision for payment of dividend equivalents with respect to the shares subject to the award. In July 1997, five year options to purchase 10,000 shares under the 1997 Equity Incentive Plan were granted to each of Terrence S. Cassidy, President of the Company, and Michael J. Specchio, Chairman of the Company, subject to stockholder approval of the 1997 Equity Incentive Plan. In the event that the stockholders do not approve the 1997 Equity Incentive Plan, these options granted to Messrs. Cassidy and Specchio will be void.

     The 1997 Equity Incentive Plan is administered by the Option Committee of the Board of Directors (the "Option Committee"). The Option Committee shall consist of at least two directors. If the Common Stock is registered under the Exchange Act, all members of the Option Committee shall be "outside directors" as defined. All employees of the Company and any of its subsidiaries and other persons or entities (including non-employee directors of the Company and its subsidiaries) who, in the opinion of the Option Committee, are in a position to make a significant contribution to the success of the Company or its subsidiaries are eligible to participate in the 1997 Equity Incentive Plan.

     Except as described above, no determination has been made (i) as to which individuals may in the future receive options or rights under the 1997 Equity Incentive Plan, (ii) as to the number of shares to be covered by any such options or rights granted to any single individual, or (iii) as to the number of individuals to whom such options or rights will be granted. The proceeds received by the Company from the sale of stock pursuant to the 1997 Equity Incentive Plan will be used for the general purposes of the Company, or in the case of the receipt of payment in shares of Common Stock, as the Board of Directors may determine, including redelivery of the shares received upon exercise of options.

Summary of the 1997 Equity Incentive Plan

     The following summary is qualified in its entirety by the full text of the 1997 Equity Incentive Plan that appears as Exhibit 1 to this Proxy Statement.

     Stock Options. The exercise price of an ISO granted under the 1997 Equity Incentive Plan may not be less than 100% (110% in the case of 10% shareholders) of the fair market value of the Common Stock at the time of grant. The exercise price of a NQSO granted under the 1997 Equity Incentive Plan is determined by the Option Committee. The term of each option may be set by the Option Committee but cannot exceed ten years from grant (five years from grant in the case of an incentive stock option granted to a 10% shareholder), and each option will be exercisable at such time or times as the Option Committee specifies. The option price may be paid in cash or check acceptable to the Company or, if permitted by the Option Committee and subject to certain additional limitations, by tendering shares of Common Stock, by using a promissory note, by delivering to the Company an unconditional and irrevocable undertaking by a broker promptly to deliver sufficient funds to pay the exercise price, or a combination of the foregoing.

     Stock Appreciation Rights. SARs may be granted either alone or in tandem with stock option grants. Each SAR entitles the participant, in general, to receive upon exercise the excess of a share's fair market value in cash or common stock at the date of exercise over the share's fair market value on the date the SAR was granted. The Option Committee may also grant SARs which provide that following a change in control of the Company as determined by the Option Committee, the holder of such right will be entitled to receive an amount measured by specified values or averages of values prior to the change in control. If an SAR is granted in tandem with an option, the SAR will be exercisable only to the extent the option is exercisable. To the extent the option is exercised, the accompanying SAR will cease to be exercisable, and vice versa. An SAR granted in tandem with an ISO may be exercised only when the market price of common stock subject to the option exceeds the exercise price of such option. SARs not granted in tandem shall be exercisable at such time, and on such conditions, as the Option Committee may specify.

     Stock Awards. The 1997 Equity Incentive Plan provides for awards of nontransferable shares of restricted Common Stock subject to forfeiture as well as of unrestricted shares of Common Stock. Awards may provide for acquisition of restricted and unrestricted Common Stock for a purchase price specified by the Option Committee, but in no event less than par value. Restricted Common Stock is subject to repurchase by the Company at the original purchase price or to forfeiture if no cash was paid by the participant if the participant ceases to be an employee before the restrictions lapse. Other awards under the 1997 Equity Incentive Plan may also be settled with restricted Common Stock. Restricted securities shall become freely transferable upon the completion of the Restricted Period including the passage of any applicable period of time and satisfaction of any conditions to vesting. The Option Committee, in its sole discretion, may waive all or part of the restrictions and conditions at any time.

     The 1997 Equity Incentive Plan also provides for deferred grants entitling the recipient to receive shares of Common Stock in the future at such times and on such conditions as the Option Committee may specify, and performance awards entitling the recipient to receive cash or Common Stock following the attainment of performance goals determined by the Option Committee. Performance conditions and provisions for deferred stock may also be attached to other awards under the 1997 Equity Incentive Plan.

     A loan may be made under the 1997 Equity Incentive Plan either in connection with the purchase of Common Stock under an award or with the payment of any federal, state and local tax with respect to income recognized as a result of an award. The Option Committee will determine the terms of any loan, including the interest rate (which may be zero). No loan may have a term exceeding ten years in duration. In connection with any award, the Option Committee may also provide for and grant a cash award to offset federal, state and local income taxes or to make a participant whole for certain taxes.

     Except as otherwise provided by the Option Committee, if a participant dies, options and SARs held by such participant immediately prior to death, to the extent then exercisable, may be exercised by the participant's executor, administrator or transferee during a period of one year following such death (or for the remainder of their original term, if less). Except as otherwise determined by the Option Committee, options and SARs not exercisable at a participant's death terminate. Outstanding awards of restricted Common Stock must be transferred to the Company upon a participant's death and, similarly, deferred Common Stock grants, performance awards and supplemental awards to which a participant was not irrevocably entitled prior to death will be forfeited, except as otherwise determined by the Option Committee.

     In the case of termination of a participant's association with the Company for reasons other than death, options and SARs remain exercisable, to the extent they were exercisable immediately prior to termination, for three months (or for the remainder of their original term, if less), shares of restricted Common Stock must be resold to the Company, and other awards to which the participant was not irrevocably entitled prior to termination will be forfeited, unless otherwise determined by the Option Committee. If any such association is terminated due to the participant's discharge for cause which, in the opinion of the Option Committee, casts such discredit on the participant as to justify immediate termination of any award under the 1997 Equity Incentive Plan, such participant's options and SARs may be terminated immediately.

     In the event of a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of substantially all of the Company's outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert or in the event of the sale or transfer of substantially all of the Company's assets, the Option Committee may determine that (i) each outstanding option and SAR will become immediately exercisable unless otherwise provided at the time of grant, (ii) each outstanding share of restricted Common Stock will immediately become free of all restrictions and conditions, (iii) all conditions on deferred grants, performance awards and supplemental grants which relate only to the passage of time and continued employment will be removed and (iv) all loans under the 1997 Equity Incentive Plan will be forgiven. The Committee may also arrange to have the surviving or acquiring corporation or affiliate assume any award held by a participant or grant a replacement award. If the optionee is terminated after a change in control by the Company without cause, or in the case of certain officers designated from time to time by the Option Committee resigns under certain circumstances, within two years following the change in control, all unvested options will vest and all options will be exercisable for the shorter of four years or their original duration and all other awards will vest. If the option committee makes no such determination, outstanding awards to the extent not fully vested will be forfeited.

     Certain Federal Income Tax Consequences. The following discussion, which is based on the law as in effect on January 1, 1998, summarizes certain federal income tax consequences of participation in the 1997 Equity Incentive Plan. The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the plan, nor does it cover state, local or non-U.S. taxes.

     In general, an optionee realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO increases alternative minimum taxable income by an amount equal to the difference (the "option spread") between the value of the Common Stock purchased and the price. This increase may result in an alternative minimum tax liability to the optionee. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (and a corresponding deduction is available to the company) equal to the value of the shares at the time of exercise less the exercise price. If the disposition was a sale (other than to a related party), and if the Common Stock was sold for less then what it was worth on the date the ISO was exercised, the ordinary income is limited to the gain on the sale, if any. If, on the other hand, the optionee has additional gain on a disqualifying disposition, any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction. In certain cases, an optionee may be treated as disposing of ISO shares for purposes of the "disqualifying disposition" rules even though the optionee has not sold the shares (i.e., if the optionee makes a gift of the shares (other than to a spouse), or if the optionee uses them to exercise another ISO within the one or two-year holding periods described above).

     In general, in the case of an NQSO the optionee has no taxable income at the time of grant but realizes ordinary income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. If the optionee is an employee, such income is subject to tax withholding. A corresponding deduction is available to the Company. Any gain or loss recognized upon a subsequent sale of the shares will be a capital gain or loss for which the Company is not entitled to a deduction.

     In general, an ISO that is exercised more than three months after termination of employment (other than termination by reason of death) is treated as an NQSO. ISOs granted by the Company are also treated as NQSOs to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

     Special tax rules may apply if the shares acquired pursuant to the exercise of an option are restricted under the 1997 Equity Incentive Plan or are otherwise subject to a substantial risk of forfeiture. In general, if shares subject to a substantial risk of forfeiture are acquired upon exercise of an option, any ordinary income or alternative minimum taxable income associated with the exercise will be taken into account and measured, and any associated deduction will be available to the Company, not earlier than the date on which the substantial risk of forfeiture lapses unless the person to whom the option was granted makes a so-called "83(b) election" not later than thirty (30) days after the exercise. In the case of an optionee subject to the reporting and short-swing profit recapture rules of Section 16 of the Exchange Act, shares acquired pursuant to the exercise within six months of the date of grant of an option granted prior to the 1996 effective date of new Rule 16b-3 promulgated under the Exchange Act (or granted after that date, if certain committee-approval or board-approval requirements are not satisfied) will be treated as subject to a "substantial risk of forfeiture' until six months from the date of grant of the option.

     Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company may not deduct more than $1.0 million for remuneration paid to any of its five highest paid executive officers. Some types of remuneration are not subject to this limit, including certain performance-based compensation. It is intended that remuneration attributable to ISOs, NQSOs and SARs will qualify for the exception from the $1.0 million deduction for performance-based compensation.

     The grant of an SAR does not itself result in any taxable income to the recipient, nor does taxable income result merely because an SAR becomes exercisable. Upon exercise of an SAR (or receipt of payment in cancellation of an option), an optionee will have ordinary income, subject to withholding, equal to the amount of any cash received plus the fair market value of any Common Stock the optionee received. A corresponding deduction will be available to the Company.

     In certain circumstances an SAR may result in taxable income prior to exercise. Such a result could occur (i) if an optionee holds a stand-alone SAR (i.e., an SAR granted independent of any option) under which appreciation rights were capped at a specified level of stock appreciation, and the cap was reached, or (ii) if an optionee holds an SAR that was "in the money" and was about to expire.

     Under the so-called "golden parachute" provisions of the Code, the vesting or accelerated exercisability of awards in connection with a change in control of the Company may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including payments taken into account by reason of the grant, vesting or exercise of awards under the 1997 Equity Incentive Plan, may be subject to an additional 20% federal tax and may be nondeductible to the Company.

     Provisional Grants. Each of Messrs. Cassidy and Specchio has been granted NQSOs expiring on July 14, 2002 to purchase 10,000 shares of Common Stock under the 1997 Equity Incentive Plan at a price of $17.05 per share. Of each of the NQSOs, 3,333 are currently exercisable, and 3,333 and 3, 334 will become exercisable on the next two anniversaries of July 14, 1997, respectively.

     Approval of the adoption of the 1997 Equity Incentive Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock issued and outstanding.

          The Board of Directors recommends a vote FOR the approval of the 1997 Equity Incentive Plan.

PROPOSAL 2

                               ELECTION OF DIRECTORS

     The directors of the Company are divided into three classes, with directors in each class serving three-year staggered terms. There are currently five directors, consisting of one director who is serving for a term which expires at this Annual Meeting, two directors who are serving for a term which expires at the Annual Meeting of Stockholders in 1999, and two directors who are serving for a term which expires at the Annual Meeting of Stockholders in 2000.

     The Board of Directors has nominated Louis B. Lloyd to serve as a director of the Company until the Annual Meeting of Stockholders in 2001 or until his respective successor is duly elected and qualified.

     The nominee has consented to be a nominee and to serve as a director if elected. Except as otherwise directed on the proxy card, the persons named as proxies will vote for the election of the designated nominee. In the event that the nominee should become unavailable for election as a director, the persons named as proxies will vote for any substitute nominee as the Board of Directors may select.

     Set forth below is biographical information for Louis B. Lloyd and each person whose term of office as director will continue after the Annual Meeting.

     Information concerning the current directors and executive officers of the Company is set forth as follows:


Name                       Age       Position
----------------------     -----     -----------------------------------------------
Terrence S. Cassidy         55       President, Chief Executive Officer and Director
Michael J. Specchio         51       Chairman and Director
Paul J. Sinderbrand         44       Executive Vice President and General Counsel
Timothy A. Mathews          35       Executive Vice President--Technology
Thomas R. DiBenedetto       48       Director
Louis B. Lloyd              55       Director
Michael A. McManus, Jr.     54       Director

NOMINEE FOR CLASS I DIRECTOR TO SERVE A THREE-YEAR TERM:

Louis B. Lloyd              Director Since 1993                   Age: 55

     Mr. Lloyd has been a director of the Company since October 1993. Since December 1994 he has been Vice Chairman of Absolute Bank, a Republic of Georgia bank. Since April

1996, he has been President of Belfinance Securities, Inc., a broker-dealer. He was President and Chief Executive Officer of Republic New York Securities Corporation, a brokerage firm subsidiary of Republic New York Corporation, from 1991 to 1994. For more than five years prior to joining Republic, Mr. Lloyd was a Senior Executive Vice President of Shearson Lehman Brothers in its Worldwide Institutional Equity Trading and Sales Departments. Since 1992 he has been Chairman of Antigua Enterprises, an apparel company.

INCUMBENT CLASS II DIRECTORS CONTINUING IN OFFICE UNTIL THE 1999 ANNUAL
MEETING:

Michael J. Specchio         Director Since 1993                   Age: 51

     Chairman. Mr. Specchio has been Chairman and a director of the Company since September 1993. He has over 15 years of senior executive experience in the hardwire cable, private cable and wireless cable industries. Since 1979, he has developed, operated and sold, for himself and others, over 100 smaller conventional cable systems and over 300 SMATV systems. Mr. Specchio, through affiliated entities, purchased, leased or entered into joint ventures for portfolios consisting of an aggregate of approximately 250 wireless cable channels in major markets representing approximately 30% of the total U.S. households, including Baltimore, Boston, Dallas, Fort Worth, Houston, Kansas City, Pittsburgh, Minneapolis, Los Angeles and Chicago. The majority of these frequency agreements were held by People's Choice TV, a group of companies which Mr. Specchio founded and for which he served as Chief Executive Officer from 1985 through 1991. In 1986, he built and operated the nation's first fully addressable multichannel wireless system in Milwaukee, Wisconsin, eventually selling the 7,000 subscriber system to Warner Communications. In addition, Mr. Specchio supervised the development and launch of wireless systems in Sacramento and Tucson. He was active in the founding of the Wireless Cable Association and currently serves as a member of its Board of Directors. For more than the last five years, Mr. Specchio served as Chief Executive Officer of various of the predecessors of Preferred Entertainment, all engaged in the development of private wireless cable businesses. From 1992 until May 1994, Mr. Specchio was Chairman of Preferred Entertainment and, from August 1993 to January 1995, a director of Preferred Entertainment.

Michael A. McManus, Jr.     Director Since 1994                   Age: 54

     Mr. McManus has been a director of the Company since October 1994. He has been President and Chief Executive Officer of New York Bancorp Inc. ("NYBI") since 1991 and a director of NYBI since 1990. He has also been a director of Home Federal Savings Bank, NYBI's subsidiary, since 1991 and Vice Chairman since October 1991. He is also a director of RGB Computer Video Systems, Document Imaging System Corp. and Arrhythmia Research Technology, Inc. He has served in numerous government capacities, including Assistant to the President of the United States from 1982 to 1985 and as Special Assistant to the Secretary of Commerce during the Ford Administration.

INCUMBENT CLASS III DIRECTORS CONTINUING IN OFFICE UNTIL THE 2000 ANNUAL
MEETING:

Terrence S. Cassidy         Director Since 1993                   Age: 55

     President and Chief Executive Officer. Mr. Cassidy has been President, Chief Executive Officer and a director of the Company since its incorporation in August 1993. He has been an independent financial consultant since 1988. Prior to 1988, he served as a Vice President and principal of Allen & Company Incorporated, an investment banking firm, for 15 years with a concentration in communications. Prior to 1973, he served as co-director of research at Shields & Company, a brokerage firm. From 1992 to 1993, Mr. Cassidy acted as the financial advisor to Gemini Equities, Inc. in its acquisition of Bell Atlantic Computer Products, Inc., a wholly owned computer products subsidiary of the Bell-Atlantic Corporation. In the fall of 1992, he participated as an advisor to and member of the purchasing group in the acquisition of United Greenfield, Ltd., a London-based international trading company with operations in Europe, the Middle East and Africa. Mr. Cassidy was a director of Preferred Entertainment, Inc. ("Preferred Entertainment"), an operator of a wireless cable system in Chicago, from August 1993 to January 1995. Mr. Cassidy is a director of Absolute Bank, a Republic of Georgia bank.

Thomas R. DiBenedetto       Director Since 1993                   Age: 48

     Mr. DiBenedetto has been a director of the Company since October 1993. Since 1992, he has been President of Junction Investors, Ltd., an investment banking firm based in Boston, Massachusetts. From 1989 until April 1993, he was Chairman of Sioux Falls Cellular Communications, Inc. and, from 1989 to February 1993, Chairman of Oklahoma Cellular, Inc., both cellular telephone companies. From 1982 to 1992, he was President of Boston International Group Securities Corporation, a broker-dealer. He has been, since 1985, a director of Alexanders, Inc., a retailing and real estate company which emerged from bankruptcy in 1994 pursuant to a plan of reorganization which provides for full payment to all creditors. He is also a director of Showscan Corporation, a multi-media entertainment company, and Absolute Bank, a Republic of Georgia bank.

STOCKHOLDER VOTE REQUIRED FOR PROPOSAL 3 AND BOARD RECOMMENDATION:

     The election of the foregoing nominee for director requires the affirmative vote of the holders of a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the meeting.

     The Board of Directors unanimously recommends a vote FOR the foregoing nominee.

                          EXECUTIVE OFFICERS OF THE COMPANY

     The current Executive Officers of the Company are set forth below, excluding Messrs. Cassidy and Specchio whose biographies are set forth above.

Paul J. Sinderbrand                                               Age: 44

     Executive Vice President and General Counsel. Mr. Sinderbrand has been Executive Vice President and General Counsel of the Company since September 1993. He is a partner of Wilkinson, Barker, Knauer & Quinn, a Washington, D.C. law firm, where he concentrates on communications law and represents a variety of wireless communications providers. Mr. Sinderbrand was a partner at Sinderbrand & Alexander, a Washington, D.C. law firm from 1993 to 1995 and a partner at Keck, Mahin & Cate until 1993, where, in each case, he concentrated on communications law. During his 16 years as a practicing attorney he has participated in major regulatory proceedings involving wireless cable television and drafted many regulations which now govern the industry, including the proposal pursuant to which the FCC established wireless cable television.

Timothy A. Mathews                                                Age: 35

     Executive Vice President - Technology. Mr. Mathews has served as the Company's Executive Vice President - Technology since September 1995. For more than seven years prior to that time, he has served in a variety of managerial capacities for other pay television companies, including in construction, technical, supervisory, contractor, marketing and installation capacities. From August 1993 to August 1994, he was Vice President of Operations of Preferred Entertainment. From 1981 to 1993, he served in several capacities in Specchio Developers, Ltd., an affiliate of Michael J Specchio, an officer and director of the Company, primarily operating as a hands-on supervisor. Mr. Mathews directed many of the Specchio Developers, Ltd. projects, including the addition of eight frequencies in Chicago and the retrofit of 120 private cable head-end systems.

Compliance with Section 16(a) of the Exchange Act

     Section 16(a) of the Exchange Act requires the Company's officers and directors to file initial reports of ownership and reports of changes in ownership with the "SEC" and each exchange on which its securities are traded. Officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, all requisite filings were made in 1997.

Board of Directors and Committees

Meetings and Attendance

     During fiscal year ended October 31, 1997, there were three meetings of the Board of Directors and all directors attended such meetings.

     The two standing Committees of the Board of Directors are the Audit Committee and the Option Committee.

Audit Committee

     The members of this Committee are Messrs. DiBenedetto and Lloyd. The Committee had one meeting in 1997 to review the 1996 audit. The Audit Committee's function is to evaluate the adequacy of the Company's internal accounting controls, review the scope of the audit by Coopers & Lybrand L.L.P. and related matters pertaining to the examination of the financial statements, review the nature and extent of any non-audit services provided by the Company's independent accountants and make recommendations to the Board of Directors with respect to the foregoing matters as well as with respect to the appointment of the Company's independent accountants.

Option Committee

     The members of this Committee are Messrs. Lloyd and McManus. The Option Committee had one meeting during 1997. The Option Committee administers the Company's 1993 Stock Option Plan and the 1997 Equity Incentive Plan. The Option Committee is generally empowered to interpret the 1993 Stock Option Plan and the 1997 Equity Incentive Plan, to prescribe rules and regulations relating thereto, to determine the terms of the option agreements, to amend them with the consent of the optionee, to determine the employees to whom options are to be granted, and to determine the number of shares subject to each option and the exercise price thereof.

Remuneration of Directors and Related Matters

     Each member of the Board of Directors, other than any employee-director (Messrs. Cassidy and Specchio are the only such employee-directors), receives an annual fee of $5,000 and $500 per meeting attended.


Certain Relationships and Related Transactions

     Paul Sinderbrand, Executive Vice President and General Counsel of the Company, is a partner of Wilkinson, Barker, Knauer & Quinn, special counsel to the Company on matters related to communications law. Mr. Sinderbrand owns 80,000 shares of Common Stock of the Company. The Company paid Wilkinson, Barker, Knauer & Quinn, of which Mr. Sinderbrand is a partner, approximately $199,593 for services rendered to the Company in fiscal 1997.

     All current transactions between the Company, and its officers, directors and principal stockholders or any affiliates thereof are, and in the future such transactions will be, on terms no less favorable to the Company than could be obtained from unaffiliated third-parties.


Executive Compensation

     The following table sets forth information as to compensation paid by the Company and its subsidiaries for the fiscal years ended October 31, 1995, 1996 and 1997 to each of the directors and executive officers of the Company:

                              SUMMARY COMPENSATION TABLE

(a)                            (b)      (c)           (d)         (e)                     (f)

Name and Principal Position    Year     Salary($)     Bonus($)    Long Term               All Other
                                                                  Compensation Awards     Compensation
                                                                  Securities Underlying   ($)
                                                                  Options (#)

Terrence S. Cassidy,           1997     220,000       200,000     50,000                  ---
President and
Chief Executive                1996     220,000       ---         ---                     ---
Officer
                               1995     220,000       ---         ---                     ---

Michael J. Specchio,           1997     180,000       200,000     50,000                  ---
Chairman
                               1996     180,000       ---         ---                     ---

                               1995     135,000       50,000      ---                     ---

Paul J. Sinderbrand            1997     (1)           ---         ---                     ---
Executive Vice President
and General Counsel            1996     60,000        ---         ---                     ---

                               1995     20,000        ---         ---                     ---

Timothy Mathews, Executive     1997     120,000       ---         ---                     ---
Vice President -
Technology                     1996     120,000       ---         ---                     ---

                               1995     120,000       45,833      ---                     ---

(1)  The Company paid Wilkinson, Barker, Knauer & Quinn, of which
     Mr. Sinderbrand is a partner, approximately $199,593 for services rendered to the Company in fiscal 1997.


1993 Stock Option Plan

     On September 28, 1993, the Company adopted the Company's 1993 Stock Option Plan, (the "1993 Stock Option Plan") which the Company believes is desirable to attract and retain consultants, directors, executives and key employees. Under the 1993 Stock Option Plan, as amended on June 19, 1995, options to purchase an aggregate of not more than 160,000 shares of Common Stock may be granted from time to time to key employees, officers, directors, advisors and independent consultants to the Company or to any of its subsidiaries. Options granted to employees may be designated as ISOs or NQSOs. Options granted to directors, independent consultants and other non-employees may only be designated NQSOs under the 1993 Stock Option Plan. Options to purchase an aggregate of 160,000 shares have been granted to employees and officers including options to purchase 40,000 shares granted to each of Messrs. Cassidy and Specchio in 1997. Options to purchase 30,000 shares, granted to non-employee directors of the Company, have been exercised. See Note 11 to the Financial Statements.

     The 1993 Stock Option Plan is currently administered by a committee consisting of directors Louis B. Lloyd and Michael A. McManus, Jr.. The committee is generally empowered to interpret the 1993 Stock Option Plan, to prescribe rules and regulations relating thereto, to determine the terms of the option agreements, to amend them with the consent of the optionee, to determine the employees to whom options are to be granted, and to determine the number of shares subject to each option and the exercise price thereof. The per share exercise price of options granted under the 1993 Stock Option Plan will be not less than 100% of the fair market value per share of Common Stock on the date the options are granted (110% of such fair market value if the grantee owns more than 10% of the combined voting power of all classes of the Company's stock), provided that for the two years immediately following the consummation of the initial public offering in March 1994, the option price shall not be less than the greater of the fair market value on the grant date or the initial public offering price established by the initial public offering, unless approved by the shareholders.

     Options will be exercisable for a term that will not be greater than ten years from the date of grant (five years from the date of grant of an ISO if the optionee owns more than 10% of the Common Stock of the Company). Options may be exercised only while the original grantee has a relationship with the Company which confers eligibility to be granted options or within three months after the termination of such relationship with the Company, or up to one year after death, retirement or permanent disability. In the event of the termination of such relationship between the original grantee and the Company for cause (as defined in the 1993 Stock Option Plan), all options granted to that original grantee terminate immediately. ISOs and NQSOs under the 1993 Stock Option Plan are not transferable other than by will or the laws of descent and distribution. Options may be exercised during the grantee's lifetime only by the grantee, his or her guardian or legal representative.

     Options granted pursuant to the 1993 Stock Option Plan which are ISOs will enjoy the attendant tax benefits provided under Sections 421 and 422 of the Code of 1986, as amended. Accordingly, the 1993 Plan provides that the aggregate fair market value (determined at the time an ISO is granted) of the Common Stock subject to ISOs exercisable for the first time by an employee during any calendar year (under all plans of the Company and its subsidiaries) may not exceed $100,000.

     The Board may modify, suspend or terminate the 1993 Stock Option Plan, provided, however, that certain material modifications affecting the 1993 Stock Option Plan must be approved by the stockholders, and any change in the 1993 Stock Option Plan that may adversely affect a grantee's rights under an option previously granted under the 1993 Stock Option Plan requires the consent of the grantee.

Employment Contracts and Other Arrangements with Executive Officers

          Pursuant to an employment agreement, dated September 27, 1993, Terrence S. Cassidy is employed full-time at an annual salary of $220,000. On December 12, 1996, the Company entered into a Severance Benefit Agreement with Mr. Cassidy. The agreement extends the term of his employment to September 2001, and provides that in the event of a change in control of the Company, Mr. Cassidy may in certain circumstances terminate his employment and receive severance benefit pay equal to three times such executive's annual compensation, including certain bonuses, if any.

          Pursuant to a consulting agreement dated February 28, 1997 and expiring in September 2001, between the Company and Michael J. Specchio, Inc. ("MJS Inc."), a corporation which is affiliated with and employs Michael J. Specchio, MJS Inc. is obliged to provide consulting services to the Company, including substantially full-time services to be rendered by Mr. Specchio for an annual fee of $180,000. The agreement, which terminates in the event of the death or incapacity of Mr. Specchio, also provides that in the event of a change in control of the Company, MJS Inc. may in certain circumstances terminate the consulting agreement and receive severance benefit pay equal to three times the annual compensation under the consulting agreement, including certain bonuses, if any. Prior to February 18, 1997, Mr. Specchio was employed full-time by the Company as an individual on substantially the same terms as provided in the consulting agreement.

          Paul J. Sinderbrand has entered into a five year Consulting and Employment Agreement, under which he has been providing part-time consulting services to the Company at a rate of $5,000 per month since April 1, 1994. The agreement further provides that he may maintain his current law practice subject to his obligations to the Company.

          Pursuant to these agreements, each of Messrs. Cassidy, Specchio and Sinderbrand have agreed not to compete with the Company during the term of his agreement and for a period of one year thereafter, and the Company has agreed to indemnify each of them against expenses incurred in any proceeding arising out of their employment to the maximum extent provided by law.

Report of Board of Directors Regarding Compensation

          The principal goal of the Company's compensation program is to help the Company attract, motivate and retain the executive talent required to develop and achieve the Company's strategic and operating goals with a view to maximizing stockholder value. The key elements of this program and the objectives of each element are as follows:

     Base Salary:

     - Establish base salaries that are competitive with those payable to executives holding comparable positions at similar-sized wireless cable companies.

     - Provide periodic base salary increases as appropriate, consistent with the Company's overall operating and financial performance, with a view to rewarding successful individual performance and keeping pace with competitive practices.

     Long-term Incentive:

     - Facilitate the alignment of executives' interests with those of the Company's shareholders by providing opportunities for meaningful stock ownership.

     Option Grants:

     - Executive officers are eligible to receive option grants, cash bonuses and increases in salary based upon the performance of the Company and their individual progress during the preceding year. Such grants, if any, are determined by the Board of Directors from time to time during each fiscal year with the input and recommendation of the Company's Chief Executive Officer. Although the Board does not have an established policy for measuring performance and establishing salary, bonuses and option grants, the Board is influenced by the Company's financial performance and the contributions made by individual executives to that performance. The Board of Directors believes that such a retrospective analysis is most appropriate and practicable for a development-stage wireless cable enterprise like the Company, which operates in an uncertain environment and without the same sorts of standard measures of performance as are available to more seasoned companies. In addition, options may be granted to attract new executives or directors. The Company does not consider the amount and terms of options and stock already held by executive officers in its deliberations to determine awards.

     Compensation of Chief Executive Officer and Chairman:

     - The base salary of the Chief Executive Officer and the annual base fee of MJS Inc., which provides the Chairman's services, are determined according to the same principles described above as applicable to compensation of the Company's other executive officers. When determining base salaries, the Board of Directors considers salary, bonus and long-term incentive compensation for other comparable companies in the high technology sector, in similar geographic areas and at similar stages of growth and development, as reported in public filings of such comparable companies. The Board of Directors also has discussions with other industry executives and financial advisors.
          The Chief Executive Officer and the Chairman each have a great deal of experience in building emerging companies, and the Board views their leadership as a critical factor in the successes the Company has achieved to date and as very important to realization of the Company's near-term goals. Although the Board of Directors considers the Merger, if consummated, an achievement of a significant corporate goal, the Board of Directors chose to maintain base compensation for these executive officers at the same level as the prior fiscal year. In December, 1996 the Board of Directors extended the terms of the Chief Executive Officer's and Chairman's employment agreements to 2001 and provided for certain severance benefits.

                                         Terrence S. Cassidy
                                         Michael J. Specchio
                                         Thomas R. DiBenedetto

                                         Louis B. Lloyd
                                         Michael A. McManus, Jr.

     Summary of Actions Taken

     - At least once a year, and at more frequent periodic intervals when deemed necessary in individual cases, the Board of Directors reviews the performance of the Company's executive officers. The Board of Directors, other than Messrs. Cassidy and Specchio, also reviews the performance of Messrs. Cassidy and Specchio at least once a year. On December 12, 1996, the Board of Directors authorized the execution of Severance Benefit Agreements with Messrs. Cassidy and Specchio providing for the extension of the terms of their respective employment agreements to September 2001, and providing that in the event of a change in control of the Company, each of them may in certain circumstances terminate his employment and receive severance benefit pay equal to three times his annual compensation, including certain bonuses. While the Board believes that cash bonuses or an increase in the Chief Executive Officer's and Chairman's salary would be justified under ordinary circumstances, the Chief Executive Officer and the Chairman have been willing to forego immediate increases in his cash compensation in order to assist the Company to conserve its cash resources. In February 1997, Mr. Specchio's employment agreement, as amended by his Severance Benefit Agreement, was replaced by the consulting agreement with MJS Inc. described above.

     Board of Directors Interlocks and Insider Participation:

     - The Board of Directors consists of Messrs. Cassidy, Specchio, DiBenedetto, Lloyd and McManus, of which Messrs. Cassidy and Specchio are employees of the Company. Messrs. DiBenedetto, Lloyd and McManus participated in deliberations of the Company's Board of Directors concerning executive officer compensation. There are no interlocks between the Company and other entities involving the Company's executive officers and Board members who serve as executive officers or Board members of such other entities, except that Messrs. Cassidy, DiBenedetto and Lloyd are directors of Absolute Bank, of which Mr. Lloyd is Vice Chairman.


Performance Graph

          The following graph provides a comparison of the Company's cumulative total stockholder return on its Common Stock since the Company's initial public offering in March 1994, with (a) the Nasdaq Market Index, which is being used as the required broad entity market index and (b) the total return on a selected peer group within Industry Group 462, the "Cable and Television Systems" category for which data is compiled by Media General Financial Services, Inc. ("Peer Group").* Such stockholder return is the sum of the dividends paid and the change in the market price of stock. The following graph assumes $100 invested on March 9, 1994 in the Company's Common Stock, NASDAQ Composite Index and the Peer Group. No cash dividends have been declared on the Company's Common Stock. Although the graph would normally cover a five-year period, the Company's Common Stock has been publicly traded only since March 9, 1994, so the graph commences as of such date. The comparisons in the graph are required by the SEC and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.


Comparison of Cumulative Total Return of Company, Industry Index and Broad
Market


                                                     FISCAL YEAR ENDING
                                              ----------------------------------
Company                            March 9
                                    1994      1994     1995       1996      1997
                                   -------    ----     ----       ----      ----
National Wireless Holdings Inc.    100.00     62.00    108.00    118.00   119.53
Peer Group                         100.00     93.83     99.99     73.69   101.43
Broad Market                       100.00    101.09    119.91    140.82   184.55

*The current composition of Industry Group 462-Cable and Television Systems is as follows:

ADELPHIA COMMUNICATIONS
AMERICAN TELECASTING INC
ASCENT ENTERTAINMENT GROUP INC.
BRITISH SKY BROADCASTING GROUP
CABLEVISION SYSTEMS CL A
CELLULARVISION USA INC.
CENTURY COMMUNICATIONS LP CL A
COMCAST CORP. CL A
COMCAST SPECIAL STOCK CL A
COMCAST UK CABLE PARTNERS LTD.
COX COMMUNICATIONS INC.
CROWN CASINO CORP. (DICE)
DATA BROADCASTING CORP.
DIGITALE TELEKABL AG ADR
GENERAL CABLE PLC ADR
GENERAL INSTRUMENT CORP.
HEARTLAND WIRELESS COMMUNICATIONS INC.
JONES INTERCABLE INC. A
JONES INTERCABLE INVESTORS
MATAV-CABLE SYSTEMS MEDIA LTD.
MULTICANAL PARTICIPACOES
NATIONAL WIRELESS HOLDINGS INC.
NETWORK EVENT THEATER INC.
NTL INC.
NTN CANADA INC.
ON COMMAND CORPORATION
PEOPLES CHOICE TV CORP.

SOURCE MEDIA INC.
SPICE ENTERTAINMENT COS. INC.
TCA CABLE TV INC.
TEL-COM WIRELESS CABLE TV CP
TCI SATELLITE ENT INC. A TCI GP
TCI SATELLITE ENT INC. B TCI GP
TELE-COMM INT
TELE-COMM SER A TCI GP
TELE-COMM SER B TCI GP
TEX CORP. INC.
TV FILME INC.
UNITED VIDEO SATELLITE INC.
TELE-COMM INC. A LIBERTY
VIACOM INC. CLA
VIACOM INC. NON-VOT B
VIDEOTRON HLDG PLC
WIRELESS ONE INC.

PROPOSAL 3

                      RATIFICATION OF THE COMPANY'S SELECTION
                                  OF ITS AUDITORS

          The Board of Directors recommends to the stockholders that they ratify the selection of Coopers & Lybrand L.L.P., independent auditors, to audit the accounts of the Company for fiscal year 1998. If the stockholders do not ratify this selection, the Board of Directors will reconsider its selection of Coopers & Lybrand L.L.P. and may appoint new auditors upon recommendation of the Audit Committee.

          A representative of Coopers & Lybrand L.L.P. will be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

      The Board of Directors unanimously recommends a vote FOR Proposal No. 3.

                                    OTHER MATTERS

          Management does not know of any business to be transacted at the meeting other than as indicated herein. However, certain stockholders may present topics for discussion from the floor. Should any such matter properly come before the meeting for a vote, the persons designated as proxies will vote thereon in accordance with their best judgment.

          You are urged to sign, date and return the enclosed proxy in the prepaid envelope provided for such purpose. It is hoped that registered stockholders will give us advance notice of their plans by marking the box provided on the proxy card.

          If you will need special assistance at the Annual Meeting because of a disability or if you require directions to the Meeting, please contact James Kardon, the Secretary of the Company at (212) 736-1000.

          Deadline for submitting proposals for next year's meeting. Stockholders who intend to present proposals in connection with the Company's 1999 Annual Meeting of Stockholders must submit their proposals to the Corporate Secretary of the Company on or before October 31, 1998.




New York, New York
March 23, 1998


                                   James Kardon
                                   Secretary

                                                                       EXHIBIT 1

                          NATIONAL WIRELESS HOLDINGS INC.
                             1997 EQUITY INCENTIVE PLAN

1.   PURPOSE

     The purpose of this Equity Incentive Plan (the "Plan") is to advance the interests of National Wireless Holdings Inc. (the "Company") by enhancing its ability to attract and retain employees and other persons or entities who are in a position to make significant contributions to the success of the Company and its subsidiaries through ownership of shares of the Company's common stock ("Stock").

     The Plan was adopted by the Company on July 14, 1997, and adopted by stockholders on ____________.

     The Plan is intended to accomplish these goals by enabling the Company to grant Awards in the form of Options, Stock Appreciation Rights, Restricted Stock or Unrestricted Stock Awards, Deferred Stock Awards, Performance Awards, Loans or Supplement Grants, or combinations thereof, all as more fully described below.

2.   ADMINISTRATION

     Unless otherwise determined by the Board of Directors of the Company (the "Board"), the Plan will be administered by a Committee of the Board designated for such purpose (the "Committee"). The Committee shall consist of at least two directors. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members. During such times as the Stock is registered under the Securities Exchange Act of 1934 (the "1934 Act"), all members of the Committee shall be disinterested persons within the meaning of Rule 16b-3 under the 1934 Act and "outside directors" within the meaning of
Section 162(m)(4)(C)(i) of the Internal Revenue Code of 1986, as amended (the "Code").

     The Committee will have authority, not inconsistent with the express provisions of the Plan and in addition to other authority granted under the Plan, to (a) grant Awards at such time or times as it may choose; (b) determine the size of each Award, including the number of shares of Stock subject to the Award; (c) determine the type or types of each Award; (d) determine the terms and conditions of each Award; (e) waive compliance by a holder of an Award with any obligations to be performed by such holder under an Award and waive any terms or conditions of an Award; (f) amend or cancel an existing Award in whole or in part (and if an award is canceled, grant another Award in its place on such terms and conditions as the Committee shall specify), except that the Committee may not, without the consent of the holder of an Award, take any action under this clause with respect to such Award if such action would adversely affect the rights of such holder; (g) prescribe the form or forms of instruments that are required or deemed appropriate under the Plan, including any written notices and elections required of Participants (as defined below), and change such forms from time to time; (h) adopt, amend and rescind rules and regulations for the administration of the Plan; and (i) interpret the Plan and decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Such determinations and actions of the Committee, and all other determinations and actions of the Committee made or taken under authority granted by any provision of the Plan, will be conclusive and will bind all parties. Nothing in this paragraph shall be construed as limiting the power of the Committee to make adjustments under Section 7.3 or Section 8.6.

     With respect to persons subject to Section 16 of the 1934 Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act.

3.   EFFECTIVE DATE AND TERM OF PLAN

     The Plan will become effective on the date on which it is approved by the stockholders of the Company. No Award may be granted under the Plan ten years following the date of stockholder approval, but Awards previously granted may extend beyond that date.

4.   SHARES SUBJECT TO THE PLAN

     Subject to the adjustment as provided in Section 8.6 below, the aggregate number of shares of Stock that may be delivered under the Plan will be 200,000. If any Award requiring exercise by the Participant for delivery of Stock terminates without having been exercised in full, or if any Award payable in Stock or cash is satisfied in cash rather than Stock, the number of shares of Stock as to which such Award was not exercised or for which cash was substituted will be available for future grants.

     Subject to Section 8.6(a), the maximum number of shares of Stock as to which Options and Stock Appreciation Rights may be granted to any Participant in any one calendar year is 100,000, which limitation shall be construed and applied consistently with the rules under Section 162(m) of the Code.

     Stock delivered under the Plan may be either authorized but unissued Stock or previously issued Stock acquired by the Company and held in treasury. No fractional shares of Stock will be delivered under the Plan.

5.   ELIGIBILITY AND PARTICIPATION

     Each person in the employ of the Company or any of its subsidiaries (an "Employee") and each other person or entity (including without limitation non-Employee directors of the Company or a subsidiary of the Company) who, in the opinion of the Committee, is in a position to make a significant contribution to the success of the Company or its subsidiaries will be eligible to receive Awards under the Plan (each such Employee, person or entity receiving an Award, a "Participant"). A "subsidiary" for purposes of the Plan will be a corporation in which the Company owns, directly or indirectly, stock possessing 50 % or more of the total combined voting power of all classes of stock.

6.   TYPES OF AWARDS

     6.1. Options

     (a) Nature of Options. An Option is an Award giving the recipient the right on exercise thereof to purchase Stock.

     Both "incentive stock options," as defined in Section 422 of the Code (any Option intended to qualify as an incentive stock option being hereinafter referred to as an "ISO"), and Options that are not incentive stock options, may be granted under the Plan. ISOs shall be awarded only to Employees. Any Option not identified at the time of grant as being either an ISO or a non-incentive stock option shall be a non-incentive stock option.

     (b) Exercise Price. The exercise price of an Option will be determined by the Committee subject to the following:

               (1) The exercise price of an ISO shall not be less than 100% (110% in the case of an ISO granted to a ten-percent stockholder) of the fair market value of the Stock subject to the Option, determined as of the time the Option is granted. A "ten percent stockholder" is any person who at the time of grant owns, directly or indirectly, or is deemed to own by reason of the attribution rules of Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its subsidiaries.

               (2) In no case may the exercise price paid for Stock which is part of an original issue of authorized Stock be less than the par value per share of the Stock.

               (3) The Committee may reduce the exercise price of an Option at any time after the time of grant, but in the case of an Option originally awarded as an ISO, only with the consent of the Participant.

     (c) Duration of Options. The latest date on which an Option may be exercised will be the tenth anniversary (fifth anniversary, in the case of an ISO granted to a ten-percent shareholder) of the day immediately preceding the date the Option was granted, or such earlier date as may have been specified by the Committee at the time the Option was granted.

     (d) Exercise of Options. An Option will become exercisable at such time or times, and on such conditions, as the Committee may specify. The Committee may at any time and from time to time accelerate the time at which all or any part of the Option may be exercised.

     Any exercise of an Option must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (1) any documents required by the Committee and (2) payment in full in accordance with paragraph (e) below for the number of shares for which the Option is exercised.

     (e) Payment for Stock. Stock purchased on exercise of an Option must be paid for as follows: (1) in cash or by check (acceptable to the Company in accordance with guidelines established for this purpose), bank draft or money order payable to the order of the Company or (2) if so permitted by the Committee at or after the grant of the Option (with the consent of the optionee of an ISO if permitted after the grant) or by the instrument evidencing the Option, (i) through the delivery of shares of Stock which have been outstanding for at least six months (unless the Committee approves a shorter period) and which have a fair market value equal to the exercise price, (ii) by delivery of a promissory note of the person exercising the Option to the Company, payable on such terms as are specified by the Committee, (iii) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, or (iv) by any combination of the foregoing permissible forms of payment.

     (f) Discretionary Payments. If (i) the market price of shares of Stock subject to an Option (other than an Option which is in tandem with a Stock Appreciation Right as described in Section 6.2 below) exceeds the exercise price of the Option at the time of its exercise, and (ii) the person exercising the Option so requests the Committee in writing, the Committee may in its sole discretion cancel the Option and cause the Company to pay in cash or in shares of Common Stock (at a price per share equal to the fair market value per share) to the person exercising the Option an amount equal to the difference between the fair market value of the Stock which would have been purchased pursuant to the exercise (determined on the date the Option is canceled) and the aggregate exercise price which would have been paid.

     6.2. Stock Appreciation Rights.

     (a) Nature of Stock Appreciation Rights. A Stock Appreciation Right is an Award entitling the holder on exercise to receive an amount in cash or Stock or a combination thereof (such form to be determined by the Committee) determined in whole or in part by reference to appreciation in the fair market value of a share of Stock on the date of grant as compared to its fair market value on the date of exercise or any performance standard selected or established by the Committee.

     (b) Grant of Stock Appreciation Rights. Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan. A Stock Appreciation Right granted in tandem with an Option which is not an ISO may be granted either at or after the time the Option is granted. A Stock Appreciation Right granted in tandem with an ISO may be granted only at the time the Option is granted. The Committee may also grant Stock Appreciation Rights which provide that following a change in control of the Company, as determined by the Committee, the holder of such Right will be entitled to receive, with respect to each share of Stock subject to the Right, an amount equal to the excess of a specified value (which may include an average of values) for a share of Stock during a period preceding such change in control over the fair market value of a share of Stock on the date the Right was granted.

     (c) Rules Applicable to Tandem Awards. When Stock Appreciation Rights are granted in tandem with Options, the following will apply:

               (1) The Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable and will be exercisable in accordance with the procedure required for exercise of the related Option.

               (2) The Stock Appreciation Right will terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the Stock Appreciation Right.

               (3) The Option will terminate and no longer be exercisable upon the exercise of the related Stock Appreciation Right.

               (4) The Stock Appreciation Right will be transferable only with the related Option.

               (5) A Stock Appreciation Right granted in tandem with an ISO may be exercised only when the market price of the Stock subject to the Option exceeds the exercise price of such option.

     (d) Exercise of Independent Stock Appreciation Rights. A Stock Appreciation Right not granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Committee may specify. The Committee may at any time accelerate the time at which all or any part of the Right may be exercised.

     Any exercise of an independent Stock Appreciation Right must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by any other documents required by the Committee.

     6.3. Restricted and Unrestricted Stock.

     (a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant shares of Restricted Stock in such amounts and upon such terms and conditions as the Committee shall determine subject to the restrictions described below.

     (b) Restricted Stock Agreement. The Committee may require, as a condition to an Award, that a recipient of a Restricted Stock Award enter into a Restricted Stock Award Agreement, setting forth the terms and conditions of the Award. In lieu of a Restricted Stock Award Agreement, the Committee may provide the terms and conditions of an Award in a notice to the Participant of the Award, on the Stock certificate representing the Restricted Stock, in the resolution approving the Award, or in such other manner as it deems appropriate.

     (c) Transferability and Other Restrictions. Except as otherwise provided in this Section 6.3, the shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable period or periods established by the Committee and the satisfaction of any other conditions or restrictions established by the Committee (such period during which a share of Restricted Stock is subject to such restrictions and conditions is referred to as the "Restricted Period"). Except as the Committee may otherwise determine, if a Participant ceases to be an Employee or otherwise suffers a Status Change (as defined at Section 7.2(a) below) for any reason during the Restricted Period, the Company may purchase the shares of Restricted Stock subject to such restrictions and conditions for the amount of cash paid by the Participant for such shares, or such shares of Restricted Stock shall be forfeited to the Company if no cash was paid by the Participant.

     The Company shall also have the right to retain the certificates representing shares of Restricted Stock in the Company's possession during the Restricted Period.

     (d)  Removal of Restrictions.  Except as otherwise provided in this
Section 6.3, a share of Restricted Stock covered by a Restricted Stock grant shall become freely transferable by the Participant upon completion of the Restricted Period including the passage of any applicable period of time and satisfaction of any conditions to vesting. However, unless otherwise provided by the Committee, the Committee, in its sole discretion, shall have the right to immediately waive all or part of the restrictions and conditions with regard to all or part of the shares held by any Participant at any time.

     (e) Voting Rights, Dividends and Other Distributions. During the Restricted Period, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights and shall receive all regular cash dividends paid with respect to such shares. Except as the Committee shall otherwise determine, any other cash dividends and other distributions paid to Participants with respect to shares of Restricted Stock including any dividends and distributions paid in shares shall be subject to the same restrictions and conditions as the shares of Restricted Stock with respect to which they were paid.

     (f) Other Awards Settled with Restricted Stock. The Committee may, at the time any Award described in this Section 6 is granted, provide that any or all the Stock delivered pursuant to the Award will be Restricted Stock.

     (g) Unrestricted Stock. The Committee may, in its sole discretion, sell to any Participant shares of Stock free of restrictions under the Plan for a price which is not less than the par value of the Stock.

     (h) Notice of Section 83(b) Election. Any Participant making an election under Section 83(b) of the Code with respect to Restricted Stock must provide a copy thereof to the Company within 10 days of filing such election with the Service.

     6.4. Deferred Stock.

     A Deferred Stock Award entitles the recipient to receive shares of Stock to be delivered in the future. Delivery of the Stock will take place at such time or times, and on such conditions, as the Committee may specify. The Committee may at any time accelerate the time at which delivery of all or any part of the Stock will take place. At the time any Award described in this
Section 6 is granted, the Committee may provide that, at the time Stock would otherwise be delivered pursuant to the Award, the Participant will instead receive an instrument evidencing the Participant's right to future delivery of Deferred Stock.

     6.5. Performance Awards; Performance Goals.

     (a) Nature of Performance Awards. A Performance Award entitles the recipient to receive, without payment, an amount in cash or Stock or a combination thereof (such form to be determined by the Committee) following the attainment of performance goals. Performance goals may be related to personal performance, corporate performance, departmental performance or any other category of performance established by the Committee. The Committee will determine the performance goals, the period or periods during which performance is to be measured and all other terms and conditions applicable to the Award.

     (b) Other Awards Subject to Performance Condition. The Committee may, at the time any Award described in this Section 6 is granted, impose the condition (in addition to any conditions specified or authorized in this Section 6 or any other provision of the Plan) that Performance Goals be met prior to the Participant's realization of any payment or benefit under the Award.

     6.6. Loans and Supplemental Grants.

     (a) Loans. The Company may make a loan to a Participant ("Loan"), either on the date of or after the grant of any Award to the Participant. A Loan may be made either in connection with the purchase of Stock under the Award or with the payment of any Federal, state and local income tax with respect to income recognized as a result of the Award. The Committee will have full authority to decide whether to make a Loan and to determine the amount, terms and conditions of the Loan, including the interest rate (which may be zero), whether the Loan is to be secured or unsecured or with or without recourse against the borrower, the terms on which the Loan is to be repaid and the conditions, if any, under which it may be forgiven. However, no Loan may have a term (including extensions) exceeding ten years in duration.

     (b) Supplemental Grants. In connection with any Award, the Committee may at the time such Award is made or at a later date, provide for and grant a cash award to the Participant ("Supplemental Grant") not to exceed an amount equal to (1) the amount of any

Federal, state and local income tax on ordinary income for which the Participant may be liable with respect to the Award, determined by assuming taxation at the highest marginal rate, plus (2) an additional amount on a grossed-up basis intended to make the Participant whole on an after-tax basis after discharging all the Participant's income tax liabilities arising from all payments under this Section 6. Any payments under this subsection (b) will be made at the time the Participant incurs Federal income tax liability with respect to the Award.

7.   EVENTS AFFECTING OUTSTANDING AWARDS

     7.1. Death.

     If a Participant dies, the following will apply:

     (a) All Options and Stock Appreciation Rights held by the Participant immediately prior to death, to the extent then exercisable, may be exercised by the Participant's executor or administrator or the person or persons to whom the Option or Right is transferred by will or the applicable laws of descent and distribution, at any time within the one year period ending with the first anniversary of the Participant's death (or such shorter or longer period as the Committee may determine), and shall thereupon terminate. In no event, however, shall an Option or Stock Appreciation Right remain exercisable beyond the latest date on which it could have been exercised without regard to this Section 7. Except as otherwise determined by the Committee, all Options and Stock Appreciation Rights held by a Participant immediately prior to death that are not then exercisable shall terminate at death.

     (b) Except as otherwise determined by the Committee, all Restricted Stock held by the Participant must be transferred to the Company (and, in the event the certificates representing such Restricted Stock are held by the Company, such Restricted Stock will be so transferred without any further action by the Participant) in accordance with Section 6.3(d) above.

     (c) Any payment or benefit under a Deferred Stock Award, Performance Award, or Supplemental Grant to which the Participant was not irrevocably entitled prior to death will be forfeited and the Award canceled as of the time of death, unless otherwise determined the Committee.

     7.2. Termination of Service (Other Than By Death).

     If a Participant who is an Employee ceases to be an Employee for any reason other than death, or if there is a termination (other than by reason of death) of the consulting, service or similar relationship in respect of which a non-Employee Participant was granted an Award hereunder (such termination of the employment or other relationship being hereinafter referred to as a "Status Change"), the following will apply:

     (a) Except as otherwise determined by the Committee, all Options and Stock Appreciation Rights held by the Participant that were not exercisable immediately prior to the Status Change shall terminate at the time of the Status Change. Any Options or Rights that were exercisable immediately prior to the Status Change will continue to be exercisable for a period of three months (or such longer period as the Committee may determine), and shall thereupon terminate, unless the Award provides by its terms for immediate termination in the event of a Status Change (unless otherwise determined by the Committee) or unless the Status Change results from a discharge for cause which in the opinion of the Committee casts such discredit on the Participant as to justify immediate termination of the Award (unless otherwise determined by the Committee). In no event, however, shall an Option or Stock Appreciation Right remain exercisable beyond the latest date on which it could have been exercised without regard to this Section 7. For purposes of this paragraph, in the case of a Participant who is an Employee, a Status Change shall not be deemed to have resulted by reason of (i) a sick leave or other bona fide leave of absence approved for purposes of the Plan by the Committee, so long as the Employee's right to reemployment is guaranteed either by statute or by contract, or (ii) a transfer of employment between the Company and a subsidiary or between subsidiaries, or to the employment of a corporation (or a parent or subsidiary corporation of such corporation) issuing or assuming an option in a transaction to which section 424(a) of the Code applies.

     (b) Except as otherwise determined by the Committee, all Restricted Stock held by the Participant at the time of the Status Change must be transferred to the Company (and, in the event the certificates representing such Restricted Stock are held by the Company, such Restricted Stock will be so transferred without any further action by the Participant) in accordance with Section 6.3 (c) above.

     (c) Any payment or benefit under a Deferred Stock Award, Performance Award, or Supplemental Grant to which the Participant was not irrevocably entitled prior to the Status Change will be forfeited and the Award cancelled as of the date of such Status Change unless otherwise determined by the Committee.

     7.3. Certain Corporate Transactions.

     Except as otherwise provided by the Committee at the time of grant, in the event of a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of substantially all the Company's outstanding Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of substantially all the Company's assets or a dissolution or liquidation of the Company (a "covered transaction"), the following rules shall apply:

     (a) Subject to paragraph (b) below, all outstanding Awards requiring exercise will cease to be exercisable, and all other Awards to the extent not fully vested (including Awards subject to conditions not yet satisfied or determined) will be forfeited, as of the effective time of the covered transaction, provided that the Committee may in its sole discretion, on or prior to the effective date of the covered transaction, (1) make any outstanding Option and Stock Appreciation Right exercisable in full, (2) remove the restrictions from any Restricted Stock, (3) cause the Company to make any payment and provide any benefit under any Deferred Stock Award, Performance Award, or Supplemental Grant, (4) remove any performance or other conditions or restrictions on any Award, and (5) forgive all or any portion of the principal of or interest on a Loan; or

     (b) With respect to an outstanding Award held by a participant who, following the covered transaction, will be employed by or otherwise providing services to a corporation which is a surviving or acquiring corporation in the covered transaction or an affiliate of such a corporation, the Committee may at or prior to the effective time of the covered transaction, in its sole discretion and in lieu of the action described in paragraph (a) above, arrange to have such surviving or acquiring corporation or affiliate assume any Award held by such participant outstanding hereunder or grant a replacement award which, in the judgment of the Committee, is substantially equivalent to any Award being replaced.

     7.4. Termination Following Change of Control.

     Notwithstanding any other provision of this Plan, if the Participant's employment terminates because of a "Qualified Termination" as defined in Exhibit A, all unvested Options and Stock Appreciation Rights then held by such person shall immediately become fully vested, all Options and Stock Appreciation Rights then held by such person shall remain exercisable until the earlier of (i) the fourth anniversary of such Qualified Termination and
(ii) the latest date on which such Option or Right could have been exercised without regard to Section 7.1 and Section 7.2, and all other Awards shall immediately become fully vested and all restrictions, conditions and performance goals with respect to such Awards shall be deemed satisfied and shall no longer be applicable.

8.   GENERAL PROVISIONS

     8.1. Documentation of Awards.

     Awards will be evidenced by such written instruments, if any, as may be prescribed by the Committee from time to time. Such instruments may be in the form of agreements to be executed by both the Participant and the Company, or certificates, letters or similar instruments, which need not be executed by the Participant but acceptance of which will evidence agreement to the terms thereof.

     8.2. Rights as a Stockholder, Dividend Equivalents.

     Except as specifically provided by the Plan, the receipt of an Award will not give a Participant rights as a stockholder; the Participant will obtain such rights, subject to any limitations imposed by the Plan or the instrument evidencing the Award, upon actual receipt of Stock. However, the Committee may, on such conditions as it deems appropriate, provide that a Participant will receive a benefit in lieu of cash dividends that would have been payable on any or all Stock subject to the Participant's Award had such Stock been outstanding. Without limitation, the Committee may provide for payment to the Participant of amounts representing such dividends, either currently or in the future, or for the investment of such amounts on behalf of the Participant.

     8.3. Conditions on Delivery of Stock.

     The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove restriction from shares previously delivered under the Plan (a) until all conditions of the Award have been satisfied or removed, (b) until, in the opinion of the Company's counsel, all applicable Federal and state laws and regulation have been complied with, (c) if the outstanding Stock is at the time listed on any stock exchange or The Nasdaq National Market, until the shares to be delivered have been listed or authorized to be listed on such exchange or market upon official notice of notice of issuance, and (d) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

     If an Award is exercised by the Participant's legal representative, the Company will be under no obligation to deliver Stock pursuant to such exercise until the Company is satisfied as to the authority of such representative.

     8.4. Tax Withholding.

     The Company will withhold from any cash payment made pursuant to an Award an amount sufficient to satisfy all federal, state and local withholding tax requirements (the "withholding requirements").

     In the case of an Award pursuant to which Stock may be delivered, the Committee will have the right to require that the Participant or other appropriate person remit to the Company an amount sufficient to satisfy the withholding requirements, or make other arrangements satisfactory to the Committee with regard to such requirements, prior to the delivery of any Stock. If and to the extent that such withholding is required, the Committee may permit the Participant or such other person to elect at such time and in such manner as the Committee provides to have the Company hold back from the shares to be delivered, or to deliver to the Company, Stock having a value calculated to satisfy the withholding requirement. The Committee may make such share withholding mandatory with respect to any Award at the time such Award is made to a Participant.

     If at the time an ISO is exercised the Committee determines that the Company could be liable for withholding requirements with respect to a disposition of the Stock received upon exercise, the Committee may require as a condition of exercise that the person exercising the ISO agree (a) to inform the Company promptly of any disposition (within the meaning of section 424(c) of the Code) of Stock received upon exercise, and (b) to give such security as the Committee deems adequate to meet the potential liability of the Company for the withholding requirements and to augment such security from time to time in any amount reasonably deemed necessary by the Committee to preserve the adequacy of such security.

     8.5. Nontransferability of Awards.

     Unless otherwise permitted by the Committee, no Award (other than an Award in the form of an outright transfer of cash or Unrestricted Stock) may be transferred other than by will or by the laws of descent and distribution, and during a Participant's lifetime an Award requiring exercise may be exercised only by the Participant (or in the event of the Participant's incapacity, the person or persons legally appointed to act on the Participant's behalf).

     8.6. Adjustments in the Event of Certain Transactions.

     (a) In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capitalization, or other distribution to common stockholders other than normal cash dividends, after the effective date of the Plan, the Committee will make any appropriate adjustments to the maximum number of shares that may be delivered under the Plan under Section 4 above.

     (b) In any event referred to in paragraph (a), the Committee will also make any appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change. The Committee may also make such adjustments to take into account material changes in law or in accounting practices or principles, mergers, consolidations, acquisitions, dispositions or similar corporate transactions, or any other event, if it is determined by the Committee that adjustments are appropriate to avoid distortion in the operation of the Plan.

     (c) In the case of ISOs or for purposes of the limits set forth in the second paragraph of Section 4, the adjustments described in (a) and (b) will be made only to the extent consistent with continued qualification of the option under Section 422 of the Code (in the case of an ISO) or Section 162(m) of the Code (in the case of the limits in Section 4).

     8.7. Employment Rights, Etc.

     Neither the adoption of the Plan nor the grant of Awards will confer upon any person any right to continued retention by the Company or any subsidiary as an Employee or otherwise, or affect in any way the right of the Company or subsidiary to terminate an employment, service or similar relationship at any time. Except as specifically provided by the Committee in any particular case, the loss of existing or potential profit in Awards granted under the Plan will not constitute an element of damages in the event of termination of an employment, service or similar relationship even if the termination is in violation of an obligation of the Company to the Participant.

     8.8. Deferral of Payments.

     The Committee may agree at any time, upon request of the Participant, to defer the date on which any payment under an Award will be made.

     8.9. Past Services as Consideration.

     Where a Participant purchases Stock under an Award for a price equal to the par value of the Stock the Committee may determine that such price has been satisfied by past services rendered by the Participant.

9.   EFFECT, AMENDMENT AND TERMINATION

     Neither adoption of the Plan nor the grant of Awards to a Participant will affect the Company's right to grant to such Participant awards that are not subject to the Plan, to issue to such Participant Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Stock may be issued to Employees.

     The Committee may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of Awards, provided that (except to the extent expressly required or permitted by the Plan) no such amendment will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required in order for the Plan to continue to qualify for the award of ISOs under section 422 of the Code, for the award of performance-based compensation under Section 162(m) of the Code or under Rule 16b-3 promulgated under Section 16 of the 1934 Act.

                                                                       EXHIBIT A

     For purposes of Section 7.4 of the Plan, the following terms have the following meanings:

     "Base Salary" means Participant's annual base salary, exclusive of any bonus or other benefits the Participant may receive.

     "Cause" means the following, determined by the Committee in its reasonable judgment:

         (i) willful failure to perform, or gross negligence in the performance of, Participant's duties and responsibilities to the Company and its subsidiaries; or

         (ii) fraud, embezzlement or other material dishonesty with respect to the Company or any of its subsidiaries; or

         (iii) conviction of, or plea of nolo contendere to, a felony or other crime involving moral turpitude; or

         (iv) other conduct by Participant that is materially harmful to the business, interests or reputation of the Company or any of its subsidiaries.

     "Change of Control" means such time as:

         (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of Voting Stock representing more than 50 % of the total voting power of the Voting Stock of the Company on a fully diluted basis,

         (ii) individuals who on the May 30, 1996 constitute the Board (together with any new directors whose election by the Board or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the members of the Board then in office who either were members of the Board on May 30, 1996 or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board then in office and

         (iii) the merger or consolidation of the Company with or into another corporation; or the merger or consolidation of another corporation with and into the Company, with the effect that, immediately after such transaction, the Voting Stock of the entity surviving such merger or consolidation received in such transaction by the stockholders of the

               Company immediately prior to such transaction represents the ultimate beneficial ownership of less than 50% of Voting Stock of the entity surviving such merger or consolidation.

     "Disability" has the meaning given it in any long-term disability plan of the Company in which Participant participates. Participant's employment shall be deemed terminated for Disability when Participant is entitled to receive long-term disability compensation pursuant to such long-term disability plan.
If the Company does not maintain such a plan, Participant shall be deemed terminated for Disability if the Company terminates his employment due to illness, injury, accident or condition of either a physical or psychological nature as a result of which Participant is unable to perform substantially the duties and responsibilities of his position for 180 days during a period of 365 consecutive calendar days.

     "Good Reason" means the voluntary termination by Participant of his or her employment after the occurrence, without Participant's express written consent, of any of the following events:

          (i) assignment to Participant of duties materially inconsistent with his or her positions, duties, responsibilities, or reporting requirements with the Company (or a subsidiary) immediately prior to a Change of Control or a material adverse alteration in Participant's status or the nature of his or her responsibilities with the Company immediately prior to a Change in Control; or

          (ii) reduction in Participant's rate of Base Salary to less than 100 percent of the rate of Base Salary paid to the Participant immediately preceding the Change of Control, or reduction in Participant's total cash compensation opportunities, including salary, incentives and other benefits, for any fiscal year to less than 100 percent of the total cash compensation opportunities made available to the Participant immediately preceding the Change of Control (for this purpose, such opportunities shall be deemed reduced if the objective standards by which Participant's incentive compensation is measured become materially more stringent or if the amount of such compensation is materially reduced on a discretionary basis from the amount that would be payable solely by reference to the objective standards).

     "Qualified Termination" means the termination of Participant's employment during a Standstill Period (1) by the Company other than for Cause, death or Disability, and (2) in the case of a Participant who at the time of the Change of Control holds an office specifically designated by the Committee in its sole discretion to have such right, by Participant for Good Reason.

     "Standstill Period" is the period commencing on the date of a Change of Control and continuing until the close of business on the last business day of the 24th calendar month following such Change of Control.

     "Voting Stock" means the capital stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

                        NATIONAL WIRELESS HOLDINGS INC.
                                   PROXY CARD

            PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
        THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 17, 1998

    The undersigned hereby (a) acknowledges receipt of the Notice of Annual Meeting of Stockholders of National Wireless Holdings Inc. (the "Company") to be held on April 17, 1998 and the Proxy Statement in connection therewith, each dated March 23, 1998; (b) appoints Terrence S. Cassidy and Michael J. Specchio as Proxies, or any of them, each with the power to appoint a substitute; (c) authorizes the Proxies to represent and vote, as designated hereon, all the shares of Common Stock of the Company, held of record by the undersigned on February 26, 1998, at such Annual Meeting and at any adjournment(s) thereof; and
(d) revokes any proxies heretofore given.

PLEASE MARK, SIGN DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

                                                             SEE REVERSE SIDE

1. Election of Directors                / / FOR nominee listed below            / / WITHHOLD AUTHORITY
                                                                                to vote for nominee listed below

CLASS I DIRECTOR: LOUIS B. LLOYD

2. Adoption of 1997 Equity Incentive Plan

        / / FOR                / / AGAINST              / / ABSTAIN

3. Ratification of Coopers & Lybrand, L.L.P. as the Company's independent auditors

        / / FOR                / / AGAINST              / / ABSTAIN

THIS PROXY WILL BE VOTED as directed, or, if no contrary direction is indicated, will be voted FOR the election of director, for the adoption of the 1997 Equity Incentive Plan and FOR the ratification of Coopers & Lybrand, L.L.P. as independent auditors and as said proxies deem advisable on such other matters as may properly come before the meeting.

                                              SIGNATURE(S) _____________________

                                              SIGNATURE(S) _____________________
                                              NOTE: Please sign exactly as name
                                                    appears hereon. Joint owners
                                                    should each sign. When
                                                    signing as attorney,
                                                    executor, administrator,
                                                    trustee or guardian, please
                                                    give full title as such.

                                              DATE _____________________________